Independence Realty Trust Stockholders Approve Issuance of Shares in Connection with Trade Street Merger

PHILADELPHIA, PA, September 15, 2015 – Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT) announced that at its special meeting of stockholders held today, its stockholders approved the issuance of shares of IRT common stock to the stockholders of Trade Street Residential, Inc. (“Trade Street”) in connection with IRT’s previously announced acquisition of Trade Street via merger (the “Merger”).

IRT and Trade Street held separate special stockholders meetings today in conjunction with the proposed transaction. During Trade Street’s special meeting of stockholders, Trade Street stockholders voted to approve the Merger. The share issuance proposal is described in detail in IRT’s and Trade Street’s definitive joint proxy statement/prospectus, which was filed with the Securities and Exchange Commission on July 31, 2015.

Subject to the satisfaction or waiver of the remaining conditions to the closing of the Merger, the Merger is expected to close on Thursday, September 17, 2015. Upon the consummation of the Merger, each former share of Trade Street common stock will be automatically converted into the right to receive (i) $3.80 in cash and (ii) 0.4108 shares of IRT common stock.

Assuming completion of the Merger, shares of Trade Street common stock are expected to be delisted after the close of trading on September 17, 2015. Shares of IRT common stock will continue to trade under the existing ticker symbol “IRT” on the NYSE MKT.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE MKT: IRT) is a real estate investment trust that seeks to own well-located apartment properties in non-gateway markets that support strong occupancy and the potential for growth in rental rates. IRT seeks to provide stockholders with attractive risk-adjusted returns, with an emphasis on distributions and capital appreciation. Subsidiaries of RAIT Financial Trust (NYSE: RAS) serve as IRT’s external advisor and property manager and RAIT affiliates collectively own approximately 23% of IRT’s outstanding common stock.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (ii) the inability to complete the Merger or failure to satisfy other conditions to completion of the Merger, (iii) risks related to disruption of management’s attention from the ongoing business operations due to the proposed Merger, (iv) changes in financial markets and interest rates, or to the business or financial condition of IRT or Trade Street, (v) the availability of financing and capital, (vi) risks associated with acquisitions, including the integration of the combined companies’ businesses, (vii) maintenance of REIT Status, (viii) the performance of IRT’s portfolio and Trade Street’s portfolio, and (ix) those additional risks factors discussed in reports filed with the Securities and Exchange Commission by IRT and Trade Street from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact
Andres Viroslav
215-243-9000
aviroslav@irtreit.com